EXHIBIT 99.2

                           PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of this 12 day of January, 2001 by and among WILLIAMS FIELD SERVICES - GULF COAST COMPANY, L.P. ("Buyer"), BLUE DOLPHIN PIPE LINE COMPANY ("BDPC"), a Delaware corporation, MCNIC OFFSHORE PIPELINE & PROCESSING COMPANY ("MCNIC"), a Michigan corporation, WBI SOUTHERN, INC. ("WBI"), a Delaware corporation (MCNIC, WBI and BDPC are collectively referred to herein as the "Sellers", and individually as a "Seller"). Sellers, on the one hand, and Buyer, on the other hand, are referred to collectively herein as the "Parties" and individually as a "Party".

                                    RECITALS

      WHEREAS, the Sellers own certain natural gas gathering assets located in the Gulf of Mexico, offshore Texas;

      WHEREAS, the undivided percentage ownership interest of each Seller in the Assets is set forth on Exhibit "A" attached hereto; and

      WHEREAS, the Sellers desire to sell to Buyer, and Buyer desires to acquire from the Sellers, such assets pursuant to the terms of this Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained the Parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      1.1 DEFINED TERMS. Capitalized terms not otherwise defined herein or in the recitals to this Agreement used in this Agreement shall have the meanings ascribed to them in this Section 1.

      "AFFILIATE" shall mean with respect to any Person, any Person which directly or indirectly, controls, is controlled by, or is under a common control with such Person. The term "control" (including the terms "controlled by" and "under common control with") as used in the preceding sentence means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

      "ASSETS" shall have the meaning given such term in Section 2.1.

      "BUYER INDEMNIFIED LIABILITIES" shall have the meaning given such term in
Section 8.1.

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      "BUYER MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on the assets, liabilities, financial condition, business, operations, affairs or circumstances of Buyer.

      "BUYER PARTIES" shall have the meaning given such term in Section 8.1.

      "CLAIM" shall mean all demands, claims, actions, investigations, causes of action, proceedings and arbitrations, whether or not ultimately determined to be valid.

      "CLAIM NOTICE" shall have the meaning given such term in Section 8.5(b).

      "CLOSING" shall have the meaning given such term in Section 2.3.

      "CLOSING DATE" shall have the meaning given such term in Section 2.3.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      "CONFIDENTIALITY AGREEMENT" shall have the meaning given such term in
Section 5.1.

      "CUSTOMARY POST-CLOSING CONSENTS" shall mean consents and approvals from Governmental Authorities that are customarily obtained after closing in connection with a sale of assets similar to the Assets.

      "DISCLOSURE SCHEDULE" shall refer to Exhibit "F".

      "ELECTION PERIOD" shall have the meaning given such term in Section
8.6(a).

      "ENCUMBRANCE" shall mean any lien, pledge, condemnation proceeding, claim, restriction, security interest, mortgage or similar encumbrance.

      "ENVIRONMENTAL LAWS" shall mean any and all federal, state and local laws, statutes, regulations, rules, orders, ordinances or permits of any governmental authority pertaining to health, the environment, wildlife or natural resources in effect in any and all jurisdictions in which the Assets are located, including, without limitation, the Clean Air Act, as amended, and the Federal Water Pollution Control Act, as amended, the Rivers and Harbors Act of 1899, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act, as amended, the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act, as amended, the Hazardous Materials Transportation Act, as amended, the Natural Gas Pipeline Safety Act of 1968, as amended and the Hazardous Liquid Pipeline Safety Act of 1979, as amended.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "FERC" shall mean Federal Energy Regulatory Commission.

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      "GOVERNMENTAL AUTHORITY" shall mean the United States and any state, county, city or other political subdivision, agency, court or instrumentality, including the U. S. Army Corps of Engineers and the Port of Houston Authority.

      "INCOME TAXES" shall mean federal income taxes as provided in IRC ss.11, alternative minimum tax as provided in IRC ss.55, and any state taxes measured by net income, and any interest and penalties thereon, including, without limitation, the earned surplus tax component of the Texas Franchise Tax.

      "INDEMNIFIED PARTY" shall have the meaning given such term in Section 8.5(a).

      "INDEMNIFYING PARTY" shall have the meaning given such term in Section 8.5(a).

      "IRC" shall mean the Internal Revenue Code of 1986, as amended.

      "LAWS" shall mean any constitution, statute, code, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any applicable Governmental Authority.

      "LOSS" shall mean all debts, liabilities, obligations, losses, damages, costs and expenses (including, without limitation, interest including prejudgment interest in any litigated matter), penalties, fines, court costs and reasonable attorneys' fees and expenses, judgments, settlements and assessments.

      "NGA" shall mean the Natural Gas Act of 1938, as amended.

      "PARTIES" shall have the meaning given in the introductory paragraph of this Agreement.

      "PERMITS" shall have the meaning given such term in Section 2.1.

      "PERMITTED ENCUMBRANCE" shall mean any of the following: (i) any liens for taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business; (ii) any obligations or duties reserved to or vested in any municipality or other Governmental Authority to regulate any of the Assets in any manner including all applicable Laws; (iii) the terms and conditions of all leases, servitudes, contracts for sale, purchase, exchange, refining or processing of hydrocarbons, operating agreements, construction agreements, construction and operation agreements, partnership agreements, processing agreements, conditioning agreements, treating agreements, plant agreements, pipeline, gathering, exchange and transportation agreements, disposal agreements, permits, licenses and other agreements set forth in Exhibits B, C, and E; (iv) Customary Post-Closing Consents; (v) any required third party consents to assignment and similar agreements and obligations with respect to which prior to Closing (A) waivers or consents have been obtained from the appropriate person; (B) the applicable period of time for asserting such rights has expired without any exercise of such rights, or (C) arrangements reasonably satisfactory to Buyer have been made by the Parties to allow Buyer to receive substantially the same economic benefits as if all such waivers and consents had been obtained; (vi) easements, rights of way, servitudes, permits, surface leases and other rights with respect to surface obligations, pipelines, conditions, covenants or other restrictions, so long as individually or in the aggregate they are not such as are

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reasonably likely to have a material adverse effect on the use, ownership or operation of the Assets, taken as a whole; and (vii) materialmen's, mechanics', repairmen's, and other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of the Assets
(A) if they have not been filed pursuant to law, (B) if filed, they have not yet become due and payable or (C) if their validity is being contested in good faith in the ordinary course of business by appropriate action.

      "PERSON" shall mean any natural person, firm, partnership, association, corporation, limited liability company, trust, entity, public body or government.

      "POST-CLOSING PERIODS" means any period that is not a Pre-Closing Period.

      "PRE-CLOSING PERIOD" means any taxable year or period that ends on or before the Effective Time and with respect to any taxable year or period beginning before and ending after the Effective Time, the portion of such taxable year or period ending on and including the Effective Time.

      "PURCHASE PRICE" shall have the meaning given such term in Section 2.2.

      "RECORDS" shall have the meaning given such term in Section 2.1E.

      "SELLER MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on the use, ownership or operation of the Assets, taken as a whole, other than conditions affecting the industry as a whole and other than the transactions contemplated by this Agreement.

      "SELLER PARTIES" shall have the meaning given such term in Section 8.2.

      "TAX" or "TAXES" shall mean all taxes, however denominated, including any interest penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, and other obligations of the same or of a similar nature.

      "TAX RETURNS" shall mean all returns and reports of or with respect to any Tax which are required to be filed with respect to Seller.

      "THIRD-PARTY CLAIM" shall mean a Claim asserted against an Indemnified Party by a Person that is not a Party or an Affiliate of a Party that could give rise to a right of indemnification under this Agreement.

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                                    ARTICLE 2

                                PURCHASE AND SALE

      2.1 THE TRANSACTION. Subject to and in accordance with the terms and conditions of this Agreement, on the Closing Date, Buyer agrees to purchase from the Sellers, the Assets for the Purchase Price. Subject to and in accordance with the terms and conditions of this Agreement, in exchange for the Purchase Price, Sellers agree to sell, assign, transfer and deliver to Buyer all of Sellers' right, title, and interest in and to the following assets and rights (collectively, the "Assets"):

      A. The gathering facilities and all equipment, materials and parts relating thereto, as set forth in Exhibit "B" - Facilities, attached hereto;

      B. All contracts and agreements, as set forth in "Exhibit C" - Contracts attached hereto;

      C. All easements and rights of way as set forth in Exhibit "D" -
Easements;

      D. All permits, franchises, licenses or other rights, if any, granted by any Governmental Authorities in connection with the ownership or operation of the gathering facilities described in Exhibit "B" ("Permits");

      E. All drawings, designs, technical information and any other records, files and other data in the possession of Sellers relating to the Assets ("Records"); and

      F. All other appurtenances, improvements, fixtures and real and personal property used or held for use in connection with the gathering facilities described in Exhibit A.

      2.2 PURCHASE PRICE. Subject to the terms and conditions of this Agreement, Buyer agrees to pay to Sellers at the Closing an aggregate amount of $2,000,000.00 (the "Purchase Price"). The Purchase Price shall be payable by Buyer by wire transfer or delivery of other immediately available funds to the accounts of BDPC (Account No. 0010041077 (for the account of Blue Dolphin Energy Company), at Bank One, Texas, N.A., ABA Routing No.111000614; MCNIC (Account No. 11737-83, at Bank One, ABA Routing No. 072000326), and WBI (Account No. 163095535536, at US Bank Bismarck, ABA Routing No. 091300023), or to such other bank and account designated in writing by Sellers to Buyer, in accordance with the allocation set forth in Exhibit "A".

      2.3 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of BDPC, 801 Travis, Suite 2100, Houston, Texas 77002, commencing at 10:00 a.m., local time, as soon as reasonably practicable after all conditions set forth in Article 7 have been satisfied or waived by the appropriate party, or such other date as the Parties shall agree in writing, and shall be effective as of the Effective Date (the "Closing Date"). The Parties agree to use their best efforts to cause the Closing to occur within 7 days of the date that all such conditions have been satisfied or waived; Closing in any event shall occur within 10 days of the date such conditions are satisfied or waived.

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      2.4 DELIVERIES AT CLOSING. At the Closing, (i) Sellers and Buyer or their assigns will execute and acknowledge an Assignment and Bill of Sale in the form attached hereto as Exhibit "D"; (ii) Buyer will deliver to Sellers the Purchase Price; and (iii) Sellers shall deliver to Purchaser exclusive possession of the Assets.

      2.5 OTHER AGREEMENTS. Sellers and Buyer shall execute, acknowledge and deliver such other instruments and take such actions as may be necessary to carry out their respective obligations under this Agreement.

      2.6 EFFECTIVE DATE. The effective date of the sale and purchase of the Assets ("Effective Date") shall be 12:00 a.m. on the Closing Date.

      2.7 BLACK MARLIN PIPELINE SYSTEM. In a separate transaction, Black Marlin Energy Company (an affiliate of BDPC), MCNIC and WBI will transfer their 100% ownership interest in the companies that own the Black Marlin Pipeline System to Williams Field Services Group, Inc., an affiliate of Buyer (the "Black Marlin Pipeline Transaction"). The terms of such transaction shall be governed by a separate purchase and sale agreement between those parties. However, although the transactions are separate, the Parties acknowledge that they are contingent upon one another and the closing of both transactions will occur concurrently or not at all.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      Each Seller, severally with respect to itself, its business, and otherwise as the context dictates, except as set forth in the Disclosure Schedule, represents and warrants to Buyer as follows:

      3.1 ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation as set forth in the introductory paragraph to this Agreement. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite power and authority to carry on its business as such business is now being conducted.

      3.2 AUTHORIZATIONS AND APPROVALS. The execution and delivery by Seller of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller enforceable against it in accordance with its terms except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity regardless of whether such principles are considered in a proceeding at law or in equity. Seller does not need to give any notice to, make any filing or register with, or obtain any consent, approval, authorization, waiver, permit, certificate or order of any third party or Governmental Authority to consummate the transactions contemplated by this Agreement, except for those the absence of which are not reasonably likely to have a Seller Material Adverse Effect, including Customary Post-Closing Consents, and except for consents or waivers to be obtained by the Sellers prior to the Closing Date.

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      3.3 ABSENCE OF CONFLICTS. Neither the execution and delivery of this
Agreement by the Seller, nor the consummation of the transactions contemplated hereby will: (a) violate or breach the terms of, cause a default under, conflict with, result in acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under (i) any applicable Law,
(ii) the charter or bylaws of Seller or (iii) any contract, agreement, lease, license or other arrangement to which Seller is a party or by which either of them, or any of their properties, is bound; (b) result in the creation or imposition of any Encumbrance (other than a Permitted Encumbrance) on the Assets or any interest in the Assets; (c) result in the cancellation, forfeiture, revocation, suspension or adverse modification of any existing consent, approval, authorization, license, permit, certificate or order of any Governmental Authority having jurisdiction over Seller; or (d) with the passage of time or the giving of notice or the taking of any action by any third party have any of the effects set forth in clauses (a), (b) or (c) of this Section, except, where such violation, conflict, breach, default, acceleration, termination, modification, cancellation, claim, encumbrance, forfeiture, suspension, revocation or lien is not reasonably likely to have a Seller Material Adverse Effect, including Customary Post-Closing Consents, or materially impair the ability of Seller to consummate the transactions contemplated by this Agreement.

      3.4 CONTRACTS AND COMMITMENTS. Exhibit B is a list of all material contracts relating to the continued ownership and operation of the Assets (the "Contracts"), and each such Contract is in full force and effect. Seller has in all respects performed all material obligations required to be performed by them to date under the Contracts, and are not in default under any material obligation of any such Contracts. To the knowledge of Seller, no other party to any Contract is in default thereunder. The respective Seller has not assigned to any other person any of its rights under the Contracts. Seller has not waived any of its material rights under the Contracts. Except as set forth on the Disclosure Schedule, there are currently no gas or transportation imbalances under any of the Contracts (other than the imbalances occurring in the ordinary course of business that do not have a Seller Material Adverse Effect), and there are currently no arrangements to sell, transport, or deliver hydrocarbons in the Assets at some future time without then or thereafter receiving full payment therefor, or to make payment at some future time for hydrocarbons or the transportation or the delivery of hydrocarbons previously purchased or transported.

      3.5 ABSENCE OF CHANGES. Except as set forth in the Disclosure Schedule, since August 1, 2000:

      (i)   there has not been any Seller Material Adverse Effect;

      (ii) to the knowledge of Seller, the Assets have been operated and maintained in a prudent manner, in the ordinary course of the business and consistent with past practices, and in compliance with all laws;

      (iii) there has not been any material damage, destruction or loss to any material portion of the Assets, whether covered by insurance or not; and

      (iv) there has been no actual, pending, or to the knowledge of Seller, threatened change affecting the Assets with any customers, licensors, suppliers, distributors or sales

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            representatives, except such as has not had, and is not reasonably expected to have, a Seller Material Adverse Effect.

      3.6 LITIGATION. Except as disclosed in the Disclosure Schedule, there are no actions at law, suits in equity, investigations, proceedings or claims pending, affecting or, to the knowledge of Seller, threatened against the Assets before or by any federal, state, foreign or local court, tribunal or governmental agency or authority.

      3.7 COMPLIANCE WITH LAWS. Except as disclosed in the Disclosure Schedule, Seller has constructed, owned, operated, and maintained the Assets in compliance with all applicable Laws, except where the failure to be in compliance is not reasonably likely to have a Seller Material Adverse Effect.

      3.8 PERMITS. Except as set forth in the Disclosure Schedule, the Permits constitute all franchises, licenses, permits, consents, approvals and authorizations of all Governmental Authorities necessary for the ownership or operation of the Assets, except for those Permits which the failure to own or hold are not reasonably likely to have a Seller Material Adverse Effect. Each Permit is in full force and effect, and Seller is in compliance with all of its obligations with respect thereto, except where the failure to be in full force and effect or to be in compliance would not have a Seller Material Adverse Effect. To the knowledge of Seller, no event has occurred that permits, or upon the giving of notice or the lapse of time or otherwise would permit, revocation or termination of any Permit except such as in the aggregate would not have a Seller Material Adverse Effect.

      3.9 TITLE TO THE ASSETS. Seller has good and marketable title to its respective undivided interest in the Assets, free and clear of all Encumbrances, other than the Permitted Encumbrances.

      3.10 BROKERS FEES. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      3.11 CONDITION OF ASSETS. Except as set forth in the Disclosure Schedule, to the knowledge of Seller, the Assets (a) are in good condition, (b) have been constructed and maintained to normal industry standards, (c) are suitable for the purposes used by Sellers, and (d) are adequate for the normal operation of the business of Sellers. Except as set forth in the Disclosure Schedule, there is no imminent repair or replacement pending with respect to the Assets.

      3.12 ABSENCE OF LIABILITIES. To the knowledge of Seller, and except as set forth on the Disclosure Schedule, there are no existing, contingent, or threatened liabilities, obligations, liens, or claims (absolute, accrued, contingent or otherwise) that relate to or have been or may be asserted against the Assets, other than liabilities and obligations which will be paid in full prior to the Effective Date.

      3.13 PREFERENTIAL RIGHTS. Seller represents that no party holds preferential rights to purchase any of the Assets.

      3.14 JURISDICTIONAL STATUS. None of the Assets is certified under Section 7 of the NGA, and none of the Assets are subject to rate regulation or a filed tariff under Sections 4 or 6 of the NGA.

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      3.15 CONTRACTS. Sellers have provided Buyer with true, correct, and complete copies of all of the contracts listed on Exhibit B.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

      Buyer represents and warrants to Seller as follows:

      4.1 CORPORATE ORGANIZATION. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

      4.2 QUALIFICATION. Buyer is duly qualified to do business as a limited partnership and is in good standing in Texas.

      4.3 AUTHORIZATIONS; APPROVALS. This Agreement has been duly executed and delivered by Buyer, and this Agreement constitutes the legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity regardless of whether such principles are considered in a proceeding at law or in equity. Buyer is not required to give any notice to, make any filing or register with, or obtain any consent, approval, authorization, waiver, permit, certificate or order of any Governmental Authority to consummate the transactions contemplated by this Agreement except for those the absence of which are not reasonably likely to have a Buyer Material Adverse Effect, including Customary Post-Closing Consents, and except for consents or waivers to be obtained by Buyer prior to the Closing Date.

      4.4 ABSENCE OF CONFLICTS. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will violate or breach the terms of, cause a default under, conflict with, result in acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under (a) any applicable Law, (b) the charter or bylaws of Buyer, or (c) any material contract, agreement, lease, license or other arrangement to which Buyer is a party or by which it, or any of its properties, is bound, except in each case for those the absence of which are not reasonably likely to have a Buyer Material Adverse Effect, including Customary Post-Closing Consents.

      4.5 BROKERS' FEES. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      4.6 FINANCING. Buyer has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price at the Closing.

      4.7 LITIGATION. There are no actions, suits, proceedings or governmental investigations or inquiries pending, or to the knowledge of Buyer, threatened, against Buyer or any of its properties,

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assets, operations or businesses that might delay, prevent or hinder the consummation of the transactions contemplated hereby.

                                    ARTICLE 5

                          COVENANTS OF SELLER AND BUYER

      5.1 ACCESS. Upon reasonable notice and at Buyer's sole risk, liability and expense, and during normal business hours, the Sellers shall afford Buyer and its representatives reasonable access, from the date hereof until the Closing Date, to the Assets (including without limitation for the purpose of safety and environmental inspections, assessments and nondestructive and noninvasive testing of such Assets by a safety and/or an environmental engineering firm designated by Buyer and reasonably satisfactory to the Sellers) and the contracts, books, records and data related to the Assets; provided, such access shall be subject to the Sellers' obtaining all necessary consents and approvals from third parties to such access and inspections. The Sellers shall promptly notify Buyer in each case when such consents are required, and when they have been obtained or withheld. Buyer's investigation shall be conducted in a manner that does not unreasonably interfere with the normal operation of the Assets. Buyer agrees to maintain the confidentiality of all such information pursuant to the terms of that certain letter agreement regarding confidentiality dated July 24, 2000 between Seller's affiliate Black Marlin Pipeline Company and Buyer (the "Confidentiality Agreement"). BUYER HEREBY AGREES TO DEFEND, INDEMNIFY, RELEASE, PROTECT, SAVE AND HOLD HARMLESS THE SELLERS AND THEIR AFFILIATES FROM AND AGAINST ANY AND ALL LOSSES (INCLUDING REASONABLE ATTORNEYS' FEES AND COURT COSTS) ARISING OUT OF OR RELATING TO ANY CLAIMS RELATING TO ANY PLANT OR FIELD VISIT, OR OTHER DUE DILIGENCE ACTIVITY, CONDUCTED BY BUYER OR ITS AGENTS, REPRESENTATIVES, EMPLOYEES, OFFICERS, DIRECTORS, SUCCESSORS OR ASSIGNS (FOR PURPOSES OF THIS SECTION 5.1, A "BUYER PARTY"), TO THE EXTENT SUCH LOSS IS SUFFERED BY ANY BUYER PARTY, INCLUDING WITHOUT LIMITATION ANY LOSSES RESULTING, IN WHOLE OR IN PART, FROM THE SOLE, CONCURRENT OR JOINT NEGLIGENCE OR STRICT LIABILITY OF THE SELLERS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLERS.

      5.2 CONDUCT OF BUSINESS PENDING THE CLOSING. The Sellers covenant and agree, that from the date of this Agreement until the Closing Date, unless Buyer shall otherwise agree or as otherwise contemplated by this Agreement:

      (a) Sellers will operate the Assets in all material respects in the same manner as presently being operated, and will refrain from entering into any transaction or contract relating directly to any Assets other than in the ordinary course of business;

      (b) Sellers will not mortgage or pledge any of the Assets or create or suffer to exist any encumbrance thereupon, other than Permitted Encumbrances;

      (c) Sellers will not lease, transfer, or otherwise dispose of, directly or indirectly, any of the Assets; and

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      (d) Insurance will be maintained by the Sellers for the Assets in accordance with ordinary course established prior to the date of this Agreement.

      5.3 CONSENTS. Each of the Parties will use its commercially reasonable efforts to obtain the authorizations, consents, orders and approvals of Governmental Authorities and any other third parties that may be or become necessary or advisable for the performance of its obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby and will cooperate in all reasonable respects with each other in promptly seeking to obtain such authorizations, consents, orders and approvals as may be necessary or advisable for the performance of their respective obligations pursuant to this Agreement.

      5.4 COMMERCIALLY REASONABLE EFFORTS. Each of the Parties shall use commercially reasonable efforts to obtain the satisfaction of all conditions of Closing attributable to such Party in an expeditious manner.

      5.5 USE OF NAME. As soon as practicable, but in any event within 180 days after the Closing Date, Buyer shall remove the names of the Sellers and their Affiliates, or any words or expressions similar thereto from the Assets.

      5.6 DELIVERY OF RECORDS. As soon as practicable, but in any event within thirty (30) days after the Closing Date, Sellers will deliver or cause to be delivered to Buyer the Records. Buyer agrees to (a) hold the Records and not to destroy or dispose of any thereof for the longer of (i) four years from the Closing Date, or (ii) such longer time as may be required by law, including upon notice from Sellers for any mandatory or consensual extension of a statutory limitations period determined by the Internal Revenue Service for tax returns, provided that, if it desires to destroy or dispose of such Records during such period, it will first offer in writing at least 60 days prior to such destruction or disposition to surrender them to the Sellers and if the Sellers do not accept such offer within 20 days after receipt of such offer, Buyer may take such action and (b) following the Closing Date to afford Sellers and its accountants and counsel during normal business hours, upon reasonable request, at any time, full access to the Records and to Buyer's employees to the extent that such access may be requested for any legitimate purpose at no cost to Sellers (other than for reasonable out-of-pocket expenses), provided however, that such access will not operate to cause the waiver of any attorney-client, work product or like privilege; provided, further, that in the event of any litigation nothing herein shall limit any Party's rights of discovery under applicable law.

      5.7 NEW COMMITMENTS. Subject to Section 5.2, the Sellers agree to keep Buyer advised of, and to consult with Buyer regarding, any commercial commitments to be entered into by Sellers related to the Assets prior to Closing. Buyer agrees that it will not contact the Seller's customers on matters relating to the Assets without the prior written consent of Sellers and in the event Sellers consent, Buyer will allow a representative of the Sellers to be present at any meeting.

      5.8 AMENDMENTS OF SCHEDULES AND REMEDY.

      (a) Sellers may, from time to time, prior to the Closing Date, by written notice to Buyer, supplement or amend the Disclosure Schedule or other exhibits attached to this Agreement to correct any matter that would constitute a breach of any representation or warranty of Sellers herein

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contained; PROVIDED HOWEVER, except as provided in this Section 5.8, no such supplement or amendment will affect the rights or obligations of the Parties (including without limitation Buyer's rights and obligations under Section 7.2(a)) until after the Closing Date. Notwithstanding any other provision hereof, if the Closing occurs, any such supplement or amendment of any Schedule will be effective to cure and correct for indemnification purposes (but only for such purposes) any breach of any representation, warranty or covenant that would have existed by reason of Sellers not having made such supplement or amendment.

      (b) If Buyer terminates this Agreement solely as a result of Sellers' amendment of the Disclosure Schedule or other exhibits to reflect Material Items (as defined below) and such Material Items were not made available to Buyer before the date hereof, Buyer and Sellers agree that in lieu of any other remedy Buyer may have against Sellers at law, equity or otherwise, Sellers shall owe to Buyer money damages for Buyer's out-of-pocket costs related directly to due diligence activities and negotiation of this Agreement in an amount up to $50,000. As used in this Section 5.8, the term "Material Items" shall mean matters occurring prior to the date of this Agreement, which would have an adverse impact of $350,000 or greater individually or in the aggregate on the Assets. Buyer agrees that if it terminates this Agreement as a result of an amendment to the Disclosure Schedule or other schedule that does not constitute a Material Item, Buyer shall not have any recourse against Sellers.

      5.9 TRANSFER TAXES. Buyer shall be responsible for the payment of all state and local transfer, sales, use or other similar taxes resulting from the transactions contemplated by this Agreement.

      5.10 CASUALTY LOSS AND CONDEMNATION. In the event that there exists at and as of the Closing Date any condemnation proceeding with respect to the Assets, the Sellers shall assign to Buyer at and as of the Closing Date any rights it may have to claims against any governmental entity, or third party with respect to such condemnation proceeding. In the event that there exist at and as of the Closing Date any casualty loss with respect to the Assets, the Sellers shall process the claim, if any, with its insurance carrier, and shall promptly turn over any proceeds received from its insurance carrier with respect to such casualty loss. Should Sellers not receive any insurance proceeds for such casualty loss for any reason, Sellers shall repair the damage to Buyer's reasonable satisfaction unless Sellers and Buyer mutually agree to a reduction in purchase price or to terminate this Agreement.

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
                                    ARTICLE 6

                    INDEPENDENT INVESTIGATION AND DISCLAIMER

      6.1 INDEPENDENT INVESTIGATION AND DISCLAIMER. Buyer acknowledges that: (a) it has had, and pursuant to this Agreement will have prior to the Closing Date, access to the Assets and the officers and employees of Sellers, (b) in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Buyer has relied solely on the basis of its own independent investigation (including review of materials provided to it by Sellers) and upon the expressed representations, warranties, covenants and agreements set forth in this Agreement, and (c) it is familiar with investments of the nature of the Assets, understands that this investment involves substantial risks, has adequately investigated the Assets and has substantial knowledge and experience in financial and business matters such that it is capable of evaluating, and has evaluated, the merits and risks inherent in purchasing the Assets and is able to bear the economic risks of such investment. Accordingly, except as set forth in
Article 3, Buyer acknowledges that Sellers have not made, AND SELLERS HEREBY EXPRESSLY DISCLAIM AND NEGATE ANY REPRESENTATION OR WARRANTY, EXPRESSED, IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE RELATING TO (i) THE CONDITION OF THE ASSETS (INCLUDING WITHOUT LIMITATION, ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, OR ENVIRONMENTAL CONDITION), (ii) ANY INFRINGEMENT BY THE SELLERS OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY, AND (iii) ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO BUYER BY OR ON BEHALF OF SELLERS (INCLUDING WITHOUT LIMITATION, IN RESPECT OF THE EXISTENCE OR EXTENT OF OIL, GAS OR OTHER MINERAL RESERVES, THE RECOVERABILITY OF OR THE COST OF RECOVERING ANY SUCH RESERVES OR THE LIKELIHOOD THAT SUCH RESERVES, IF RECOVERED, WILL BE TRANSPORTED THROUGH THE PIPELINE; AND BUYER WILL HAVE SOLE RESPONSIBILITY FOR ANY ACTION TAKEN BY BUYER, OR BY OTHERS RELYING ON BUYER'S ADVICE BASED ON THE GEOLOGICAL MAPS, RECORDS, LOGS, PRODUCTION OR RESERVE FORECASTS AND OTHER DATA, IF ANY, TRANSFERRED UNDER THIS AGREEMENT.

                                    ARTICLE 7

                              CONDITIONS TO CLOSING

      7.1 CONDITIONS PRECEDENT TO OBLIGATION OF EACH PARTY. The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

      (a) No order shall have been entered and remain in effect in any action or proceeding before any federal, state, foreign or local court or governmental agency or other federal, state, foreign or local regulatory or administrative agency or commission that would prevent or make illegal the consummation of the transactions contemplated by this Agreement and no action or proceeding that

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has a reasonable likelihood of preventing or materially hindering the transactions contemplated hereby shall have been instituted, which shall not have been subsequently dismissed;

      (b) Any and all consents of third parties (other than Customary Post-Closing Consents), necessary in connection with the transactions contemplated hereby shall have been obtained or arrangements shall have been made reasonably satisfactory to Buyer to allow Buyer to receive substantially the same economic benefits as if all such consents had been obtained; and

      (c) Each of the parties to the Black Marlin Pipeline Transaction shall have consummated that transaction.

      (d) Vastar Resources, Inc. ("Vastar") shall have consented to the assignment to the Buyer by BDPC of all of the rights of BDPC under those certain Gathering Services Agreement and Lease of Offshore Platform Space High Island A-5 Production Platform, both between Vastar and BDPC and dated August 1, 2000, as required pursuant to the terms of those agreements.

      7.2 ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the transactions contemplated by this Agreement are also subject to the fulfillment at or prior to the Closing Date of the following conditions:

      (a) The representations and warranties contained in Article 3, to the extent qualified as to materiality shall be accurate in all respects, and, to the extent not so qualified, shall be accurate in all material respects, as of the Closing Date as though such representations and warranties had been made at and as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by Sellers on or before the Closing Date shall have been duly complied with and performed in all material respects, and a certificate to the foregoing effect dated the Closing Date and signed by an authorized executive officer shall have been delivered by each Seller to Buyer;

      (b) The Assets shall not have been materially damaged requiring repair or replacement costs exceeding $100,000, and Sellers shall not have received notice of any condemnation proceeding affecting the Assets;

      (c) No Seller Material Adverse Effect shall have occurred and be continuing; and

      (d) Each of the parties to the Black Marlin Pipeline Transaction shall have consummated that transaction.

      7.3 ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS. The obligation of Sellers to consummate the transactions contemplated by this Agreement are also subject to the fulfillment at or prior to the Closing Date of the condition that the representations and warranties of Buyer contained in
Article 4 shall be accurate in all material respect as of the Closing Date as though such representations and warranties had been made at and as of that time; all the terms, covenants and conditions of this Agreement to be complied with and performed by Buyer on or before the Closing Date shall have been duly complied with and performed in all material respects, and a certificate to the foregoing effect dated the Closing Date and signed by an authorized executive officer of Buyer shall have been delivered to Sellers.

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                                   ARTICLE 8

                         INDEMNIFICATION AND ASSUMPTION

      8.1 BY SELLERS. SUBJECT TO THE TERMS AND CONDITIONS OF THIS ARTICLE 8,EACH SELLER HEREBY AGREES, SEVERALLY AND NOT JOINTLY, TO INDEMNIFY, DEFEND AND HOLD HARMLESS BUYER AND ITS AFFILIATES AND ITS AND THEIR RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS AND EMPLOYEES (COLLECTIVELY, THE "BUYER PARTIES"), FROM AND AGAINST THE FOLLOWING (COLLECTIVELY, THE "BUYER INDEMNIFIED LIABILITIES"):
ANY CLAIM INDIVIDUALLY CONSTITUTING A LOSS IN EXCESS OF $10,000 ASSERTED AGAINST, IMPOSED UPON, OR INCURRED BY ANY BUYER PARTY, DIRECTLY OR INDIRECTLY, BY REASON OF, ARISING OUT OF, OR RESULTING FROM (A) THE INACCURACY OR BREACH OF ANY REPRESENTATION OR WARRANTY MADE BY SUCH SELLER IN ARTICLE 3 OF THIS AGREEMENT; OR (B) THE BREACH OF ANY COVENANT OR AGREEMENT OF SUCH SELLER CONTAINED IN THIS AGREEMENT; OR (C) THE OPERATION AND OWNERSHIP OF THE ASSETS PRIOR TO THE EFFECTIVE DATE, OTHER THAN LITIGATION MATTERS DISCLOSED IN THE DISCLOSURE SCHEDULE; OR (D) ANY TAXES RELATED TO THE ASSETS FOR PRE-CLOSING PERIODS; PROVIDED, NONE OF THE BUYER PARTIES SHALL BE ENTITLED TO ASSERT RIGHTS OF INDEMNIFICATION BY SELLERS UNDER THIS ARTICLE 8 FOR BUYER INDEMNIFIED LIABILITIES PURSUANT TO CLAUSES (A) OR (B) UNLESS AND UNTIL THE AGGREGATE OF ALL SUCH BUYER INDEMNIFIED LIABILITIES EXCEEDS $100,000 (IT BEING UNDERSTOOD THAT SUCH BUYER INDEMNIFIED LIABILITIES SHALL ACCUMULATE UNTIL SUCH TIME OR TIMES AS THE AGGREGATE OF ALL SUCH BUYER INDEMNIFIED LIABILITIES EXCEEDS $100,000, WHEREUPON THE BUYER PARTIES SHALL BE ENTITLED TO INDEMNIFICATION BY SELLERS HEREUNDER TO THE EXTENT OF SUCH EXCESS); PROVIDED, FURTHER, THAT SELLERS' MAXIMUM INDEMNIFICATION OBLIGATIONS UNDER CLAUSES (A), (B) AND (C) OF THIS
SECTION 8.1 SHALL BE CAPPED AT AN AGGREGATE AMOUNT EQUAL TO TWENTY-FIVE PERCENT (25%) OF THE PURCHASE PRICE (THE "CAP"), PROVIDED THAT THE CAP FOR A SELLER SHALL BE INCREASED TO ITS PRO-RATA SHARE OF THE PURCHASE PRICE WITH RESPECT TO ANY OBLIGATIONS DIRECTLY ARISING FROM THE KNOWING AND INTENTIONAL BREACH BY THAT SELLER OF A REPRESENTATION OR WARRANTY.

      8.2 BY BUYER. SUBJECT TO THE TERMS AND CONDITIONS OF THIS ARTICLE 8, BUYER HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS SELLERS AND THEIR AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS AND EMPLOYEES (COLLECTIVELY, "SELLER PARTIES"), FROM AND AGAINST THE FOLLOWING (COLLECTIVELY, THE "SELLER INDEMNIFIED LIABILITIES"): ANY CLAIM INDIVIDUALLY CONSTITUTING A LOSS ASSERTED AGAINST, IMPOSED UPON OR INCURRED BY ANY OF THE SELLER PARTIES, DIRECTLY OR INDIRECTLY, BY REASON OF, ARISING OUT OF OR RESULTING FROM (A) THE INACCURACY OR BREACH OF ANY REPRESENTATION OR WARRANTY OF BUYER IN ARTICLE 4 OF THIS AGREEMENT; OR (B) THE BREACH OF ANY COVENANT OR

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AGREEMENT OF BUYER CONTAINED IN THIS AGREEMENT; OR (C) THE OPERATION AND
OWNERSHIP OF THE ASSETS ON OR AFTER THE EFFECTIVE DATE; (D) ANY TAXES OF SELLERS RELATING TO POST-CLOSING PERIODS; OR (E) ANY LITIGATION MATTERS DISCLOSED ON THE DISCLOSURE SCHEDULE.

      8.3 EXPRESS NEGLIGENCE RULE. WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, AN INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE LOSS OR CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR VIOLATION OF ANY LAW OF OR BY SUCH INDEMNIFIED PARTY. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

      8.4 EXCEPTIONS AND LIMITATIONS. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN SECTION 8.1, BUYER INDEMNIFIED LIABILITIES SHALL NOT INCLUDE ANY AND ALL CLAIMS TO THE EXTENT SAME ARE ATTRIBUTABLE TO A BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT OF BUYER UNDER THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN SECTION 8.2, SELLER INDEMNIFIED LIABILITIES SHALL NOT INCLUDE ANY AND ALL CLAIMS TO THE EXTENT SAME ARE ATTRIBUTABLE TO A BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT OF SELLERS UNDER THIS AGREEMENT.

      8.5 NOTICE OF CLAIM. (A) FOR PURPOSES OF THIS ARTICLE 8, THE TERM "INDEMNIFYING PARTY" WHEN USED IN CONNECTION WITH A PARTICULAR CLAIM SHALL MEAN THE PARTY HAVING AN OBLIGATION TO INDEMNIFY ANOTHER PARTY WITH RESPECT TO SUCH CLAIM PURSUANT TO THIS ARTICLE 8, AND THE TERM "INDEMNIFIED PARTY" WHEN USED IN CONNECTION WITH A PARTICULAR CLAIM SHALL MEAN THE PARTY HAVING THE RIGHT TO BE INDEMNIFIED WITH RESPECT TO SUCH CLAIM BY ANOTHER PARTY PURSUANT TO THIS ARTICLE 8.

      (B) PROMPTLY AFTER ANY INDEMNIFIED PARTY BECOMES AWARE OF FACTS GIVING RISE TO A CLAIM BY IT FOR INDEMNIFICATION PURSUANT TO THIS ARTICLE 8, SUCH INDEMNIFIED PARTY WILL PROVIDE NOTICE THEREOF IN WRITING TO THE INDEMNIFYING PARTY (A "CLAIM NOTICE") SPECIFYING THE NATURE AND SPECIFIC BASIS FOR SUCH CLAIM AND A COPY OF ALL PAPERS SERVED WITH RESPECT TO SUCH CLAIM (IF ANY). FOR PURPOSES OF THIS SECTION 8.5(B), RECEIPT BY A PARTY OF WRITTEN NOTICE OF ANY DEMAND, ASSERTION, CLAIM, ACTION OR PROCEEDING (JUDICIAL, ADMINISTRATIVE OR OTHERWISE) BY OR FROM ANY PERSON OR ENTITY OTHER THAN A PARTY TO THIS AGREEMENT WHICH GIVES RISE TO A CLAIM ON BEHALF OF SUCH PARTY SHALL CONSTITUTE THE DISCOVERY OF FACTS GIVING RISE TO A CLAIM BY IT AND SHALL REQUIRE PROMPT NOTICE OF THE RECEIPT OF SUCH MATTER AS PROVIDED IN THE FIRST SENTENCE OF THIS SECTION 8.5(B). EACH CLAIM NOTICE SHALL SET FORTH A REASONABLE DESCRIPTION OF THE CLAIM AS THE INDEMNIFIED PARTY SHALL THEN HAVE AND SHALL CONTAIN A

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STATEMENT TO THE EFFECT THAT THE INDEMNIFIED PARTY GIVING THE NOTICE IS MAKING A
CLAIM PURSUANT TO, AND FORMAL DEMAND FOR INDEMNIFICATION UNDER, THIS ARTICLE 8. THE CLAIM NOTICE MUST SET FORTH THE PARTICULAR PROVISION IN THIS ARTICLE 8 AND ANY RELATED PROVISION IN THIS AGREEMENT PURSUANT TO WHICH SUCH INDEMNIFICATION CLAIM IS MADE. FOR EXAMPLE, IF AN INDEMNIFIED PARTY ELECTS TO ASSERT AN INDEMNIFICATION CLAIM FOR BREACH OF THE INDEMNIFYING PARTY'S REPRESENTATION, THE INDEMNIFIED PARTY'S CLAIM NOTICE WOULD PROVIDE THAT THE CLAIM IS ASSERTED UNDER
SECTION 8.1(A) OR 8.2(A), AS APPLICABLE, AND THAT THE REPRESENTATION ALLEGEDLY BREACHED IS, FOR EXAMPLE, THE LITIGATION REPRESENTATION CONTAINED IN SECTION 3.6 OR 4.7, AS APPLICABLE. NOTWITHSTANDING THE FOREGOING HOWEVER, THE FAILURE OF THE INDEMNIFIED PARTY TO TIMELY PROVIDE A CLAIM NOTICE SHALL NOT EXCUSE THE INDEMNIFYING PARTY FROM ITS OBLIGATION TO PROVIDE INDEMNIFICATION HEREUNDER UNLESS SUCH FAILURE MATERIALLY IMPAIRS THE ABILITY OF THE INDEMNIFYING PARTY TO MITIGATE OR DEFEND SUCH CLAIM.

      8.6 THIRD-PARTY CLAIMS. (A) IF AN INDEMNIFIED PARTY SHALL HAVE ANY THIRD-PARTY CLAIM ASSERTED AGAINST SUCH INDEMNIFIED PARTY, THE INDEMNIFIED PARTY PROMPTLY SHALL TRANSMIT TO THE INDEMNIFYING PARTY A CLAIM NOTICE RELATING TO SUCH THIRD PARTY CLAIM. PRIOR TO THE EXPIRATION OF THE 45-DAY PERIOD FOLLOWING THE INDEMNIFYING PARTY'S RECEIPT OF SUCH NOTICE (THE "ELECTION PERIOD"), THE INDEMNIFYING PARTY SHALL NOTIFY THE INDEMNIFIED PARTY (1) WHETHER THE INDEMNIFYING PARTY DISPUTES ITS POTENTIAL LIABILITY TO THE INDEMNIFIED PARTY UNDER THIS ARTICLE 8 WITH RESPECT TO SUCH THIRD-PARTY CLAIM AND (II) WHETHER THE INDEMNIFYING PARTY ELECTS, AT THE SOLE COST AND EXPENSE OF SUCH INDEMNIFYING PARTY, TO DEFEND THE INDEMNIFIED PARTY AGAINST SUCH THIRD-PARTY CLAIM.

      (B) IF AN INDEMNIFYING PARTY NOTIFIES AN INDEMNIFIED PARTY WITHIN THE ELECTION PERIOD THAT THE INDEMNIFYING PARTY DOES NOT DISPUTE ITS POTENTIAL LIABILITY TO THE INDEMNIFIED PARTY UNDER THIS ARTICLE 8 AND THAT THE INDEMNIFYING PARTY ELECTS TO ASSUME THE DEFENSE OF THE THIRD-PARTY CLAIM, THEN THE INDEMNIFYING PARTY SHALL HAVE THE RIGHT TO DEFEND, AT ITS SOLE COST AND EXPENSE, SUCH THIRD-PARTY CLAIM BY ALL APPROPRIATE PROCEEDINGS, WHICH PROCEEDINGS SHALL BE PROSECUTED DILIGENTLY BY THE INDEMNIFYING PARTY TO A FINAL CONCLUSION OR SETTLED AT THE DISCRETION OF THE INDEMNIFYING PARTY IN ACCORDANCE WITH THIS SECTION 8.6(B). THE INDEMNIFYING PARTY SHALL HAVE FULL CONTROL OF SUCH DEFENSE AND PROCEEDINGS, INCLUDING ANY COMPROMISE OR SETTLEMENT THEREOF. IF REQUESTED BY THE INDEMNIFYING PARTY, THE INDEMNIFIED PARTY AGREES TO COOPERATE FULLY WITH THE INDEMNIFYING PARTY AND ITS COUNSEL AT THE INDEMNIFYING PARTY'S EXPENSE IN CONTESTING ANY THIRD-PARTY CLAIM THAT THE INDEMNIFYING PARTY ELECTS TO CONTEST, INCLUDING, WITHOUT LIMITATION, THE MAKING OF ANY RELATED COUNTERCLAIM AGAINST THE PERSON ASSERTING THE THIRD-PARTY CLAIM OR ANY CROSS-COMPLAINT AGAINST ANY

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PERSON. THE INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO PARTICIPATE IN, BUT NOT
CONTROL, ANY DEFENSE OR SETTLEMENT OF ANY THIRD-PARTY CLAIM CONTROLLED BY THE INDEMNIFYING PARTY PURSUANT TO THIS SECTION 8.6(B) AND SHALL BEAR ITS OWN COSTS AND EXPENSES WITH RESPECT TO ANY SUCH PARTICIPATION.

      8.7 SUBROGATION. IN THE EVENT THAT ANY INDEMNIFIED PARTY HAS A RIGHT AGAINST A THIRD PARTY WITH RESPECT TO ANY DAMAGES, LOSSES, COSTS OR EXPENSES PAID TO SUCH INDEMNIFIED PARTY BY AN INDEMNIFYING PARTY, THEN SUCH INDEMNIFYING PARTY SHALL, TO THE EXTENT OF SUCH PAYMENT, BE SUBROGATED TO THE RIGHT OF SUCH INDEMNIFIED PARTY.

      8.8 EXCLUSIVE REMEDIES; SURVIVAL OF REPRESENTATIONS AND WARRANTIES, LIMITATION OF CERTAIN LIABILITIES.

      (A) BUYER AND SELLERS (I) AGREE THAT ONLY ACTUAL DAMAGES SHALL BE RECOVERABLE UNDER THIS AGREEMENT AND (II) HEREBY WAIVE ANY RIGHT TO RECOVER SPECIAL, PUNITIVE, CONSEQUENTIAL, INCIDENTAL OR EXEMPLARY DAMAGES EXCEPT TO THE EXTENT ANY SUCH PARTY SUFFERS SUCH DAMAGES TO AN UNAFFILIATED THIRD-PARTY IN CONNECTION WITH A THIRD-PARTY CLAIM, IN WHICH EVENT SUCH DAMAGES SHALL BE RECOVERABLE PURSUANT TO THE TERMS OF THIS ARTICLE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE INDEMNIFICATION PROVISIONS OF THIS ARTICLE 8 SHALL BE THE EXCLUSIVE REMEDIES FOR ANY CLAIM BASED UPON THIS AGREEMENT OR THE TRANSACTIONS DESCRIBED HEREIN FOLLOWING CLOSING. IN FURTHERANCE OF THE FOREGOING, ALL OTHER REMEDIES AVAILABLE AT LAW OR IN EQUITY, IN TORT, CONTRACT OR OTHERWISE ARE HEREBY WAIVED, RELEASED AND DISCHARGED BY SELLERS AND BUYER. NO CLAIM OF ANY NATURE CAN BE BROUGHT BY ANY BUYER PARTY OR SELLER PARTY UNLESS WRITTEN NOTICE OF SUCH CLAIM HAS BEEN GIVEN IN ACCORDANCE WITH ARTICLE 8 AS
FOLLOWS: (A) ON OR BEFORE THE SECOND ANNIVERSARY OF THE CLOSING DATE WITH RESPECT TO ANY BUYER INDEMNIFIED LIABILITIES UNDER SECTION 8.1(A), (B) OR (C), AND ANY SELLER INDEMNIFIED LIABILITIES UNDER 8.2(A), (B) OR (C); AND (B) WITHIN THE APPLICABLE STATUTE OF LIMITATIONS, INCLUDING EXTENSIONS, WITH RESPECT TO BUYER INDEMNIFIED LIABILITIES UNDER SECTION 8.1(D) AND SELLER INDEMNIFIED LIABILITIES UNDER SECTION 8.2(D). INDEMNITY OBLIGATIONS OF ANY INDEMNIFYING PARTY SHALL BE REDUCED BY ANY INSURANCE PROCEEDS REALIZED BY ANY INDEMNIFIED PARTY, EXCEPT ANY PAYMENTS RECEIVED PURSUANT TO AN INSURANCE PROGRAM UNDER WHICH THE INDEMNIFIED PARTY OR ANY OF ITS AFFILIATES BEARS THE ULTIMATE COST OF SUCH CLAIM.

      (B) NEITHER BUYER PARTIES NOR SELLER PARTIES MAY ASSERT ANY CLAIM UNDER THIS ARTICLE 8 BASED ON FACTS CONSTITUTING A BREACH OF ANY OF THE
REPRESENTATIONS AND WARRANTIES HEREUNDER TO THE EXTENT SUCH PERSON HAD ACTUAL KNOWLEDGE OF

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SUCH FACTS PRIOR TO THE CLOSING DATE, PROVIDED THAT A PARTY HERETO
WILL BE DEEMED TO HAVE KNOWLEDGE OF INFORMATION ALLEGEDLY DISCLOSED TO IT BY THE OTHER PARTY ONLY IF SUCH ALLEGED DISCLOSURE WAS MADE IN WRITING.

      8.9 WAIVER OF TEXAS DTPA. IT IS THE INTENT OF THE PARTIES THAT BUYER'S RIGHTS AND REMEDIES WITH RESPECT TO THIS TRANSACTION AND WITH RESPECT TO ALL ACTS OR PRACTICES OF SELLERS, PAST, PRESENT OR FUTURE, IN CONNECTION WITH THIS TRANSACTION SHALL BE GOVERNED BY LEGAL PRINCIPLES OTHER THAN THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, TEX. BUS. & COM. CODE ANN. " 17.41 ET SEQ. (VERNON 1987 AND SUPP. 1994) (THE "DTPA"). AS SUCH, BUYER HEREBY WAIVES THE APPLICABILITY OF THE DTPA TO THIS TRANSACTION AND ANY AND ALL DUTIES, RIGHTS OR REMEDIES THAT MIGHT BE IMPOSED BY THE DTPA, WHETHER SUCH DUTIES, RIGHTS OR REMEDIES ARE APPLIED DIRECTLY BY THE DTPA ITSELF OR INDIRECTLY IN CONNECTION WITH OTHER STATUTES: PROVIDED, HOWEVER, BUYER DOES NOT WAIVE SECTION 17.555 OF THE DTPA. BUYER ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IT IS PURCHASING THE ASSETS COVERED BY THIS AGREEMENT FOR COMMERCIAL OR BUSINESS USE; THAT BUYER HAS ASSETS OF FIVE MILLION DOLLARS ($5,000,000) OR MORE ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENT PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES; THAT BUYER HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF A TRANSACTION SUCH AS THIS; AND THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH SELLERS. BUYER EXPRESSLY RECOGNIZES THAT THE PRICE FOR WHICH THE SELLERS HAVE AGREED TO SELL THE ASSETS AND PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT HAS BEEN PREDICATED UPON THE INAPPLICABILITY OF THE DTPA AND THIS WAIVER OF THE DTPA. BUYER FURTHER RECOGNIZES THAT SELLERS, IN DETERMINING TO ENTER INTO THIS AGREEMENT, HAVE EXPRESSLY RELIED ON THIS WAIVER AND THE INAPPLICABILITY OF THE DTPA.

                                    ARTICLE 9

                                   TERMINATION

      9.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby abandoned as follows:

      (a) By the mutual written consent of Buyer and Sellers at any time prior to the Closing;

      (b) By Buyer or Sellers if a final, non-appealable order to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby shall have been entered; or

      (c) By Buyer or Sellers if the Closing shall not have occurred on or before March 31, 2001, so long as the terminating party is not in material breach of any representation, warranty or covenant contained in this Agreement.

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      9.2 EFFECT OF TERMINATION. In the event of any termination of this
Agreement pursuant to Section 9.1, (i) Sellers and Buyer shall have no obligation or liability to each other except that the provisions of Section 5.1 and Section 5.8 shall survive any such termination, (ii) nothing herein and no termination pursuant hereto will relieve any party from liability for any breach of this Agreement prior to such termination or, with respect to those provisions that survive such termination, prior to or following termination, and (iii) Buyer's sole remedy for termination of this Agreement arising out of amendment to the Disclosure Schedule and other schedules to reflect Material Items shall be the remedy set forth in Section 5.8(b).

                                   ARTICLE 10

                                   TAX MATTERS

      10.1 GENERAL. All monies, proceeds, receipts, credits and income attributable to the Assets for the period of time subsequent to the Effective Date shall be, subject to Closing, the sole property and entitlement of Buyer and, to the extent received by Seller, Seller shall fully disclose, account for and transmit same to Purchaser promptly. After the date of Closing, Buyer shall be responsible for all ordinary operating expenses attributable to periods of time subsequent to the Effective Date and to the extent any such expenses have been or are paid by Seller, Buyer shall promptly reimburse Seller for and hold Seller harmless from and against the same.

      10.2 APPORTIONMENT. All taxes, other than sales tax, on the ownership or operation of the Assets, excluding income or franchise taxes, but including real estate taxes, personal property taxes and ad valorem taxes, for the tax period in which closing occurs, shall be apportioned on a pro rata basis for such tax period as of the Effective Date. Any party which subsequently pays any such taxes which are the responsibility of the other party shall be entitled to prompt reimbursement upon issuance to the responsible party or evidence of such payment.

      10.3 ACCESS TO INFORMATION. (a) Sellers shall grant to Buyer (or its designee) access at all reasonable times to all of the information, books and records relating to the Assets within the possession of Sellers (including work papers and correspondence with taxing authorities), and shall afford Buyer (or its designee) the right (at Buyer's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Buyer (or its designees) to prepare Tax Returns and to conduct negotiations with taxing authorities.

      (b) Buyer shall grant to Sellers (or their designees) access at all reasonable times to all of the information, books and records relating to the Assets within the possession of Buyer (including work papers and correspondence with taxing authorities), and shall afford Sellers (or their designees) the right (at Seller's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Sellers (or their designees) to prepare Tax Returns and to conduct negotiations with taxing authorities.

      10.5 ASSISTANCE AND COOPERATION. After the Closing Date, in the case of any audit, examination or other proceeding ("Proceeding") with respect to Taxes for which Sellers are or may be liable pursuant to this Agreement, Buyer shall inform Sellers (within 15 days of the receipt of a notice of such Proceeding), and shall afford Sellers, at Sellers' expense, the opportunity to control the

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conduct of such Proceedings. Buyer shall execute or cause to be executed powers of attorney or other documents necessary to enable Sellers to take all actions desired by Sellers with respect to such Proceeding to the extent such Proceeding may affect either the amount of Taxes for which Sellers are liable pursuant to this Agreement. Sellers shall have the right to control any such Proceedings, and, if there is reasonable authority therefor, to initiate any claim for refund, file any amended return or take any other action which they deem appropriate with respect to such Taxes. Notwithstanding the foregoing, Sellers shall not enter into any closing agreement (as defined in Section 7121 of the Code, or any comparable provisions of state, county, local, or foreign law) which is binding on Buyer or Buyer's affiliates for any taxable period ending after the Closing Date, without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Further, Sellers shall not agree to any settlement concerning Taxes for any taxable period ending on or before the Closing Date, which settlement may result in an increase in Taxes for any taxable period ending after the Closing Date, without prior written consent of Buyer. Any proceeding with respect to Taxes for a period which includes but does not end on the Closing Date shall be controlled jointly by Sellers and Buyer.

                                   ARTICLE 11

                                  MISCELLANEOUS

      11.1 EXPENSES. Sellers and Buyer shall bear and pay all of their own costs and expenses incurred in connection with the transactions contemplated by this Agreement.

      11.2 WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the Party that is entitled to the benefits thereof. This Agreement may not be amended or supplemented at any time, except by an instrument in writing properly signed on behalf of each Party hereto. The waiver by any Party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any Party hereto of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

      11.3 PUBLIC STATEMENT. Sellers and Buyer agree to consult with, and obtain the approval of (which approval will not be unreasonably withheld), each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation and approval, except as may be required by law.

      11.4 ASSIGNMENT. This Agreement shall inure to the benefit of and will be binding upon the Parties hereto and their respective legal representatives, successors and permitted assigns.

      11.5 NOTICES. All notices, requests, demands, claims and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered in person or by courier, (b) sent by telecopy or facsimile transmission, answer back requested, or (c) mailed by registered or certified mail, postage prepaid, return receipt requested, to the parties at the following addresses:

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if to BDPC:   Blue Dolphin Pipeline Company
              801 Travis, Suite 2100
              Houston, Texas 77002
              Fax: (713) 227-7626
              Attention: President


if to WBI:    WBI Southern, Inc.
              1250 West Century Avenue
              Bismarck, North Dakota  58501-5601
              Fax: (701) 222-7607
              Attention: Darwin Subart

if to MCNIC:  MCNIC Offshore Pipeline & Processing Company
              150 West Jefferson, Suite 1600
              Detroit, Michigan  48226
              Fax: (313) 965-0009
              Attention:  Daniel L. Schiffer


if to Buyer:  Williams Field Services - Gulf Coast Company, L.P.
              2800 Post Oak Blvd.
              P.O. Box 1396
              Houston, TX 77251-1396
              Fax: (713) 215-3050
              Attention: Dan McVay

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section 11.5. Such notice shall be effective, (i) if delivered in person or by courier, upon actual receipt by the intended recipient, (ii) if sent by telecopy or facsimile transmission, when the answer back is received, or (iii) if mailed, the date of delivery as shown by the return receipt therefor.

      11.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CHOICE OF LAW RULES THAT MAY DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

      11.7 FURTHER ASSURANCES. In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement including, without limitation, obtaining all Customary Post-Closing Consents, Sellers and Buyer will take or cause to be taken such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request all without further consideration.

      11.8 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall continue in full force and effect and

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shall in no way be affected, impaired or invalidated unless such an interpretation would materially alter the rights and privileges of any party hereto or materially alter the terms of the transactions contemplated hereby.

      11.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

      11.10 HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

      11.11 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, including the Exhibits hereto and the Disclosure Schedule, and any other documents executed and delivered pursuant to this Agreement and the Confidentiality Agreement constitute the entire agreements and supersede all other prior agreements and understandings, both oral and written, between the Parties, with respect to the subject matter hereof. Except as provided in
Article 8 hereof, neither this nor any document delivered in connection with this Agreement, confers upon any person not a party hereto any rights or remedies hereunder.

      11.12 DISPUTE RESOLUTION. The Parties agree to submit any dispute arising out of this Agreement to mediation in the city of Houston, Texas in accordance with the CPR Center for Dispute Resolution Rules for Commercial Mediation, prior to pursuing their remedies in a court of law.


      IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

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                                    SELLERS:

                                    BLUE DOLPHIN PIPE LINE COMPANY


                                    By:/S/ BRIAN LLOYD
                                    Name:  Brian Lloyd
                                    Title: Vice President, Treasurer


                                    WBI SOUTHERN, INC.

                                    By:/S/ DARWIN SUBART
                                    Name:  Darwin Subart
                                    Title: Executive Vice President and General
                                           Manager

                                    MCNIC OFFSHORE PIPELINE & PROCESSING COMPANY

                                    By:/S/ JOSEPH L. ROBERTS
                                    Name:  Joseph L. Roberts
                                    Title: Vice President


                                    BUYER:

                                    WILLIAMS FIELD SERVICES - GULF COAST
                                    COMPANY, L.P.
                                    By Williams Field Services Company,
                                    its Managing General Partner

                                    By:/S/ DAN MCVAY
                                    Name:  Dan McVay
                                    Title: Director Commercial Operation Gulf
                                           Coast

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